Exhibit 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 2000 relating to the financial statements and financial statement schedule, which appears in the Annual Report on Form 10-K of Avid Technology, Inc. for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
October 19, 2000



                                       8